-87-
EXHIBIT (23)-2





                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-9127 on Form S-3 dated August 28, 1987, Registration Statement No. 33-19555 on Form S-3 dated January 15, 1988, Post-Effective Amendment No. 2 to Registration Statement No. 33-14682 on Form S-8 dated April 28, 1989, Registration Statement No. 33-28638 on Form S-8 dated May 10, 1989, Registration Statement No. 33-54059 on Form S-8 dated June 10, 1994, and Registration Statement No. 33-55399 on Form S-8 dated September 8, 1994, of our report dated January 25, 1995, with respect to the financial statements and schedule of TRINOVA Corporation included or incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1994.







                                          /S/ ERNST & YOUNG LLP



Toledo, Ohio
March 20, 1995